Exhibit 5.5

November 30, 2023

Genesis Energy, L.P.

811 Louisiana, Suite 1200

Houston, Texas 77002

Re:	Genesis Energy, L.P.

Post-Effective Amendment No. 2 to Registration Statement Form S-3

Ladies and Gentlemen:

We have acted as counsel to Genesis Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the registration, pursuant to a registration statement on Form S-3 (File No. 333-255327), as amended by Post-Effective Amendment No. 1, as further amended by Post-Effective Amendment No. 2 (as so amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of, among other things, (a) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (b) subordinated securities (the “Subordinated Securities” and, together with the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (c) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below) (the “Warrants”), (d) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”), may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Partnership Debt Securities”) and (e) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule I hereto and named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion, the term “Specified Subsidiary Guarantor” means the Subsidiary Guarantor listed on Schedule II hereto and named in the Registration Statement; and the term “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Specified Subsidiary Guarantor. The Specified Subsidiary Guarantor has been added to the Registration Statement as a registrant pursuant to Post-Effective

Genesis Energy, L.P.

November 30, 2023

Amendment No. 2 thereto. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act with respect to the validity of any Guarantees by the Specified Subsidiary Guarantor of Partnership Debt Securities that may be offered pursuant to the Registration Statement.

We have examined originals or certified copies of (i) the Indenture with respect to the Senior Debt Securities (and any related Guarantees), dated as of May 21, 2015, among the Partnership, Genesis Finance, the Subsidiary Guarantors named therein and Regions Bank, as successor trustee, filed as Exhibit 4.12 to the Registration Statement, the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture (the “Subordinated Indenture”) with respect to Subordinated Debt Securities (and any related Guarantees) filed as Exhibit 4.13 to the Registration Statement, to be entered into by the Partnership, Genesis Finance, the Subsidiary Guarantors and Regions Bank, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture, (iii) the agreement of limited partnership of the Partnership as in effect on the date hereof (the “Partnership Agreement”) and (iv) such other partnership, corporate, or limited liability company records of the Partnership, Genesis Finance and the Specified Subsidiary Guarantor and other certificates and documents of officials of the Partnership, Genesis Finance and the Specified Subsidiary Guarantor and public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to the Indenture other than the Specified Subsidiary Guarantor. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, Genesis Finance, the Specified Subsidiary Guarantor and the Other Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1.

When (i) the Partnership and, if applicable, Genesis Finance have issued Partnership Debt Securities guaranteed by Guarantees of the Specified Subsidiary Guarantor, (ii) the Subsidiary Guarantors (together with the Partnership and Genesis Finance, the “Obligors”) have taken all necessary action to establish the form and terms of such Guarantees and to authorize and approve the issuance of such Guarantees, the terms of the offering thereof and related matters, (iii) any officers’ certificate or supplemental

Genesis Energy, L.P.

November 30, 2023

indenture to the applicable Indenture relating to such Debt Securities and, if such Debt Securities constitute Subordinated Debt Securities, the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement have been duly authorized, executed and delivered by the parties thereto (including, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, the applicable Specified Subsidiary Guarantor) with the terms of such Debt Securities and, if such Debt Securities constitute Partnership Debt Securities guaranteed by Guarantees, such Guarantees having been set forth in the applicable Indenture or such a supplemental indenture or an officers’ certificate delivered pursuant thereto, (iv) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (v) any notations of such Guarantees on such Partnership Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board of Directors of the general partner of the Partnership or duly authorized committee thereof (the “GP Board”) and, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, the applicable resolution of the Board of Directors of Genesis Finance or duly authorized committee thereof (the “Finance Board”) or supplemental indenture relating to such Guarantees and the applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, the amendment to the Partnership Agreement or certificate of designations therefor, or if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Guarantees (including any such Guarantees of Securities duly issued upon (a) exchange or conversion of Securities constituting any Preferred Securities or Subordinated Securities that are exchangeable for or convertible into Debt Securities, or (b) exercise of Securities constituting any Warrants that are exercisable for Debt Securities) (x) will have been duly authorized by all necessary limited liability company or limited partnership, as applicable, action on the part of the Specified Subsidiary Guarantor and (y) will be valid and binding obligations of such Specified Subsidiary Guarantor, enforceable against such Specified Subsidiary Guarantor in accordance with their terms.

Genesis Energy, L.P.

November 30, 2023

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

(A)

We have assumed that, in the case of each offering and sale of Partnership Debt Securities guaranteed by Guarantees of the Specified Subsidiary Guarantor, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Guarantees; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Debt Securities are issuable upon exercise of Securities constituting Warrants or upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Guarantees will have been duly authorized, executed and delivered by the Specified Subsidiary Guarantor; (v) at the time of the issuance of such Guarantees, the Specified Subsidiary Guarantor (a) will continue to be validly existing and duly qualified and in good standing under the laws of its jurisdiction of formation and (b) will continue to have the necessary limited liability company or limited partnership, as applicable, power and due authorization, and the organizational documents of such Specified Subsidiary Guarantor will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof; (vi) the terms of such Guarantees and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the organizational document of the Specified Subsidiary Guarantor, and the terms of such Guarantees and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of any applicable law, regulation or administrative order or any agreement or instrument binding upon any such Specified Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body (including any securities exchange on which the Partnership’s securities are listed for trading) having jurisdiction over any such Specified Subsidiary Guarantor and, in conformity with the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the GP Board and, if such Debt Securities constitute Partnership Debt Securities as to which Genesis Finance is co-issuer, the applicable Indenture, supplemental indenture or officers’ certificate and the applicable resolution of the Finance Board, (vii) the officers’ certificate or supplemental indenture to the related Indenture establishing any terms different from those in such Indenture shall not include any provision that is unenforceable against the applicable Specified Subsidiary Guarantor; (viii) the applicable Indenture will constitute the legal, valid and binding obligation of each party thereto (other than the Specified Subsidiary Guarantor), enforceable

Genesis Energy, L.P.

November 30, 2023

against such party in accordance with its terms; and (ix) such action will have been taken with respect to the Partnership Debt Securities guaranteed by the Guarantees of the Specified Subsidiary Guarantor (and if such Debt Securities are issuable upon exercise of Securities constituting Warrants or upon exchange or conversion of Securities constituting Preferred Securities or Subordinated Securities, such Warrants, Preferred Securities or Subordinated Securities) such that such Partnership Debt Securities and any Guarantees thereof by any Subsidiary Guarantors (other than the Specified Subsidiary Guarantor) constitute valid and binding obligations of each Obligor (other than the Specified Subsidiary Guarantor).

(B)

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”); (iii) the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and (iv) the Laws of the State of New York. As used herein, the term “Delaware LLC Act” and “Delaware LP Act” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting this law.

(C)

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

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Genesis Energy, L.P.

November 30, 2023

Signature Page

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours, /s/Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP

Schedule I

Subsidiary Guarantors

Subsidiary Guarantor	State or other Jurisdiction of Incorporation or Organization
American Natural Soda Ash Corp.	Delaware
AP Marine, LLC	Delaware
BR Port Services, LLC	Delaware
Cameron Highway Pipeline GP, L.L.C.	Delaware
Cameron Highway Pipeline I, L.P.	Delaware
Casper Express Pipeline, LLC	Delaware
Davison Petroleum Supply, LLC	Delaware
Davison Transportation Services, Inc.	Delaware
Davison Transportation Services, LLC	Delaware
Deepwater Gateway, L.L.C.	Delaware
Flextrend Development Company, L.L.C.	Delaware
GEL CHOPS GP, LLC	Delaware
GEL CHOPS I, L.P.	Delaware
GEL CHOPS II, L.P.	Delaware
GEL Deepwater, LLC	Delaware
GEL IHUB, LLC	Delaware
GEL Louisiana Fuels, LLC	Delaware
GEL Odyssey, LLC	Delaware
GEL Offshore Pipeline, LLC	Delaware
GEL Offshore, LLC	Delaware
GEL Paloma, LLC	Delaware
GEL Pipeline Offshore, LLC	Delaware
GEL Poseidon, LLC	Delaware
GEL Sekco, LLC	Delaware
GEL SYNC LLC	Delaware
GEL Tex Marketing, LLC	Delaware
GEL Texas Pipeline, LLC	Delaware
GEL Wyoming, LLC	Delaware
Genesis Alkali, LLC	Delaware
Genesis Alkali Holdings, LLC	Delaware
Genesis Alkali Holdings Company, LLC	Delaware
Genesis Alkali Wyoming, LP	Delaware
Genesis BR, LLC	Delaware
Genesis CHOPS I, LLC	Delaware
Genesis CHOPS II, LLC	Delaware
Genesis Crude Oil, L.P.	Delaware
Genesis Davison, LLC	Delaware
Genesis Deepwater Holdings, LLC	Delaware
Genesis Energy, LLC	Delaware

Genesis Free State Holdings, LLC	Delaware
Genesis GTM Offshore Operating Company, LLC	Delaware
Genesis IHUB Holdings, LLC	Delaware
Genesis Marine, LLC	Delaware
Genesis NEJD Holdings, LLC	Delaware
Genesis Odyssey, LLC	Delaware
Genesis Offshore, LLC	Delaware
Genesis Offshore Holdings, LLC	Delaware
Genesis Pipeline Alabama, LLC	Alabama
Genesis Pipeline Texas, L.P.	Delaware
Genesis Pipeline USA, L.P.	Delaware
Genesis Poseidon, LLC	Delaware
Genesis Poseidon Holdings, LLC	Delaware
Genesis Rail Services, LLC	Delaware
Genesis Sailfish Holdings, LLC	Delaware
Genesis Sekco, LLC	Delaware
Genesis SMR Holdings, LLC	Delaware
Genesis Syngas Investments, L.P.	Delaware
Genesis Texas City Terminal, LLC	Delaware
High Island Offshore System, L.L.C.	Delaware
Manta Ray Gathering Company, L.L.C.	Texas
Matagorda Offshore, LLC	Texas
Milam Services, Inc.	Delaware
Poseidon Pipeline Company, L.L.C.	Delaware
Red River Terminals, L.L.C.	Louisiana
Sailfish Pipeline Company, L.L.C.	Delaware
Seahawk Shoreline System, LLC	Texas
Southeast Keathley Canyon Pipeline Company, L.L.C.	Delaware
SYNC Pipeline LLC	Delaware
TDC Services, LLC	Delaware
TDC, L.L.C.	Louisiana
Texas City Crude Oil Terminal, LLC	Delaware
Thunder Basin Holdings, LLC	Delaware

Schedule II

Specified Subsidiary Guarantor

Subsidiary Guarantor	State or other Jurisdiction of Incorporation or Organization
American Natural Soda Ash Corp.	Delaware